Filed Pursuant to Rule 424(b)(2)
Registration No. 333-225591

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell the securities and they are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2018)

$

Marvell Technology Group Ltd.

$             % Senior Notes due 20

$             % Senior Notes due 20

We are offering $         of our    % Senior Notes due 20    (the “20    Notes”) and $         of our    % Senior Notes due 20    (the “20    Notes”). We refer to the 20    Notes and the 20    Notes collectively as the “notes.” We will pay interest on the notes semi-annually in arrears on                and                of each year, beginning on                , 20    . The 20    Notes will mature on                , 20    and the 20    Notes will mature on                , 20    .

We may redeem the notes in each series at any time in whole or from time to time in part prior to their maturity at the applicable redemption prices set forth, and as further described, under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement. If we experience a change of control repurchase event and have not otherwise elected to redeem the notes, we will be required to offer to repurchase each series of the notes from holders as described under the caption “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event.”

On November 19, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Marvell Technology Group Ltd. (the “Company”), Kauai Acquisition Corp. (“Merger Sub”), our indirect wholly owned subsidiary, and Cavium, Inc. (“Cavium”), pursuant to which Merger Sub will merge with and into Cavium, with Cavium continuing as an indirect wholly owned subsidiary of the Company. We refer to this transaction as the Cavium Acquisition. If the Cavium Acquisition has not been consummated on or prior to March 31, 2019 or if, prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of the Notes—Special Mandatory Redemption.”

The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

See “Risk Factors” beginning on page S-9 to read about important factors you should consider before buying the notes.

	Public Offering Price(1)			Underwriting Discounts			Proceeds to Marvell, Before Expenses
	Per Note		Total	Per Note		Total	Per Note		Total
20 Notes		%	$		%	$		%	$
20 Notes		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2018.

None of the Securities and Exchange Commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company and its direct participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., on or about                 , 2018.

Joint Book-Running Managers

Goldman Sachs & Co. LLC		BofA Merrill Lynch
Barclays	HSBC	MUFG	Wells Fargo Securities

Prospectus Supplement dated                , 2018.

Prospectus Supplement

Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making an investment decision. Neither we nor any underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and the documents incorporated by reference herein or therein, are current only as of the respective dates of such documents. You should not assume that such information is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus, dated June 13, 2018, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains more general information about our debt securities that we may offer from time to time, some of which may not apply to the notes. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompany prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Marvell,” the “Company,” “we,” “us” and “our” and all similar references are to Marvell Technology Group Ltd. and its consolidated subsidiaries. However, in the “Description of the Notes,” “Risk Factors” and related summary sections of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus, references to “we,” “us” and “our” are to Marvell Technology Group Ltd. and not to any of its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.marvell.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Documents Incorporated by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Marvell Technology Group Ltd., c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, telephone: (408) 222-0777 or our Internet web site (http://www.marvell.com).

We have an effective registration statement filed with the SEC on Form S-3 relating to the debt securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and we are not incorporating by reference exhibits furnished in connection with such items.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC on March 29, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended May 5, 2018 filed with the SEC on June 5, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2018, March 15, 2018, March 16, 2018, May 8, 2018, May 24, 2018 and two filed on June 13, 2018; and

•	the parts of our Definitive Proxy Statement on Schedule 14A incorporated by reference into our Annual Report on Form 10-K filed with the SEC on May 17, 2018.

To obtain copies of these filings, see “Where You Can Find More Information.”

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “may,” “can,” “will,” “would” and similar expressions identify such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to:

•	our ability to complete the Cavium Acquisition on a timely basis, or at all;

•	our ability to realize the anticipated benefits of the Cavium Acquisition in the timeframe anticipated, or at all;

•	our ability to fulfill our obligations under the notes;

•	our dependence on a small number of customers;

•	severe financial hardship or bankruptcy of one or more of our major customers;

•	the effects of any potential future acquisitions, strategic investments, divestitures, mergers or joint ventures;

•	risks associated with acquisition and consolidation activity in the semiconductor industry;

•	our ability and the ability of our customers to successfully compete in the markets in which we serve;

•	our dependence upon the hard disk drive market, which is highly cyclical and intensely competitive;

•	our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market;

•	decreases in our gross margin and results of operations in the future due to a number of factors;

•	our reliance on independent foundries and subcontractors for the manufacture, assembly and testing of our products;

•	the risks associated with manufacturing and selling a majority of our products and our customers’ products outside of the United States;

•	the effects of transitioning to smaller geometry process technologies;

•	our ability to scale our operations in response to changes in demand for existing or new products and services;

•	our ability to limit costs related to defective products;

•	our ability to recruit and retain experienced executive management as well as highly-skilled engineering and sales and marketing personnel;

•	our ability to mitigate risks related to our information technology systems;

•	our ability to protect our intellectual property;

•	our ability to estimate customer demand and future sales accurately;

•	our reliance on third-party distributors and manufacturers’ representatives to sell our products;

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•	the impact of international conflict and continued economic volatility in either domestic or foreign markets;

•	the impact and costs associated with changes in international financial and regulatory conditions;

•	the impact of any change in our application of the United States federal income tax laws and the loss of any beneficial tax treatment that we currently enjoy;

•	our maintenance of an effective system of internal controls; and

•	the outcome of pending or future litigation and legal proceedings.

Additional factors that could cause actual results to differ materially include those discussed in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus, Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q under the heading “Risk Factors,” and Exhibit 99.5 to our Current Report on Form 8-K filed with the SEC on June 13, 2018, which are incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

About Marvell Technology Group Ltd.

We are a fabless semiconductor provider of application-specific semiconductor products. As a fabless semiconductor company, we focus on the design, development and marketing of semiconductor products and form relationships with foundries, assembly and test facilities for the manufacture of these products. Our semiconductors perform analog, mixed-signal and digital signal processing, and we design both stand-alone and embedded semiconductors. Our core strength lies in the development of complex integrated circuits that incorporate all components of an electronic system in one chip—so-called SoC devices. Whereas electronic systems previously required multiple chips or systems to function, these electronic systems are increasingly performed by all-in-one devices. Our all-in-one devices, including our SoCs, microcontrollers, and embedded processors, are more efficient and cost-effective than multi-chip or multi-system products. Across our storage, networking and connectivity product groups, product life cycles are long, typically ranging from three to five years, but could be as short as one year and as long as eight years.

We were incorporated in Bermuda in January 1995. Our registered and mailing address is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and our telephone number there is (441) 296-6395. The address of our U.S. operating subsidiary is Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, and our telephone number there is (408) 222-2500. We also have subsidiaries and operations in many countries, including China, India, Israel, Japan, Singapore, South Korea, Taiwan and Vietnam. As of February 3, 2018, we had a total of approximately 3,749 employees. As of May 5, 2018, we held approximately 9,300 U.S. and foreign patents issued and approximately 1,650 U.S. and foreign patent applications pending on various aspects of our technology. We maintain a website at www.marvell.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.

Cavium Acquisition

On November 19, 2017, we entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Cavium, with Cavium continuing as an indirect wholly owned subsidiary of the Company. We refer to this transaction as the Cavium Acquisition. Cavium is a provider of highly integrated semiconductor processors that enable intelligent processing for wired and wireless infrastructure and cloud for networking, communications, storage and security applications. The Cavium Acquisition is primarily intended to create an opportunity for the combined company to emerge as a leader in infrastructure solutions.

As a result of the Cavium Acquisition, we expect the combined company will have more than 1,000 customers, representing a diverse, blue chip customer base with long-term relationships across all segments, with the top two customers expected to represent approximately 25% of combined revenue. We expect that the combined company will have a broad portfolio of infrastructure solutions with leading positions in each segment. We expect to generate at least $150 to $175 million in combined annual run-rate cost synergies within 18 months post close. The cost of achieving such synergies is expected to be approximately $100 million.

Pursuant to the Merger Agreement, we will issue 2.1757 common shares and pay $40.00 per share in cash, without interest, for each share of Cavium common stock. The Cavium Acquisition is expected to close in mid-calendar 2018, subject to customary closing conditions, including regulatory approvals. Both our shareholders and Cavium’s shareholders approved the Cavium Acquisition and related transactions on March 16, 2018. In certain circumstances, a termination fee of up to $180 million may be payable by us or Cavium upon termination of the transaction, as more fully described in the Merger Agreement.

We intend to fund the cash consideration with a combination of cash on hand from the combined companies and $1.75 billion in debt financing. In connection with entering into the Merger Agreement, we obtained a commitment letter from Goldman Sachs Bank USA and Bank of America, N.A. whereby the banks provided commitments consisting of an $850 million bridge loan commitment (the “Bridge Loan Commitment”) and a $900 million committed term loan (the “Term Loan Commitment”), in each case subject to customary terms and conditions. In fulfillment of the Term Loan Commitment, and pursuant to the Credit Agreement (as defined below), on June 13, 2018, we obtained a $900 million term loan facility (the “Term Loan Facility”). See “—Recent Developments—Credit Facility.” The obligation of the lenders to provide debt financing under the Bridge Loan Commitment is subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Bridge Loan Commitment. We intend to use the debt financing proceeds to fund a portion of the cash consideration for the Cavium Acquisition, repay certain of Cavium’s debt and to pay transaction expenses. The Cavium Acquisition is not subject to any financing condition.

We expect to replace some or all of the commitments under the Bridge Loan Commitment prior to the closing of the Cavium Acquisition with the net proceeds from the offering of the notes offered hereby.

In addition, in connection with the Cavium Acquisition, on June 13, 2018, we obtained a $500 million revolving credit facility (the “Revolving Credit Facility”), borrowings under which will be used for general corporate purposes of us and our subsidiaries. See “—Recent Developments—Credit Facility.” We also expect to have approximately $500 million of cash at the closing of the Cavium Acquisition.

About Cavium, Inc.

Cavium Overview

Cavium is a provider of highly integrated semiconductor processors that enable intelligent processing for wired and wireless infrastructure and cloud for networking, communications, storage and security applications. Cavium’s products consist of multi-core processors for embedded and datacenter applications, network connectivity for server and switches, storage connectivity, and security processors for offload and appliance. The range of Cavium’s products also includes a rich suite of embedded security protocols that enable unified threat management (“UTM”), secure connectivity, network perimeter protection, and deep packet inspection (“DPI”). Cavium sells its products to server and storage networking original equipment manufacturers (“OEMs”) that sell into the enterprise, datacenter, service provider, and broadband and consumer markets. Cavium also sells its products through channels, original design manufacturers (“ODMs”), as well as direct sales to mega datacenters. Cavium’s products are used in the following markets:

•	In the enterprise market, Cavium’s products are used in routers, switches, storage appliances, server connectivity for networking and storage, wireless local area networks (“WLAN”), and UTM.

•	In the datacenter market, Cavium’s products are used in servers for data and storage connectivity as well as security offload and server load balancers.

•	In the service provider market in wired infrastructure, Cavium’s products are used in edge routers, cable modem termination system head-ends, and media gateways, and in wireless infrastructure in 3G/

4G/5G base stations, radio network controllers, micro/macro cell, evolved packet core nodes, and CloudRAN.

•	In the broadband and consumer market, Cavium’s products are used in home gateways, wireless high-definition multimedia interface (“HDMI”), WLAN, small office/home office, and UTM. Several of Cavium’s products are SoCs, which incorporate single or multiple processor cores, a highly integrated architecture and customizable software that is based on a broad range of standard operating systems. Cavium focuses its resources on the design, sales and marketing of its products, and outsources the manufacturing of its products.

Across Cavium’s multi-core processors and server and storage connectivity products, product life cycles are long, typically ranging from four to eight years.

Cavium’s server data and storage connectivity product portfolio was expanded by its acquisition of QLogic Corporation (“QLogic”) in August 2016. These products consist primarily of connectivity products, including adapters and application-specific integrated circuits (“ASICs”) that facilitate the rapid transfer of data and enable efficient resource sharing between servers and storage. The QLogic products are based primarily on Fibre Channel and Ethernet technologies and are used in conjunction with storage networks, data networks and converged networks. Cavium sells QLogic products predominantly to OEMs who then incorporate these products into server and storage subsystem solutions that are used by enterprises with critical business data requirements, as well as managed service and cloud service providers.

Cavium has a broad portfolio of multi-core processors to deliver integrated and optimized hardware and software embedded solutions to the market. Cavium’s software and service revenue is primarily from the sale of software subscriptions of embedded Linux operating system, related development tools, application software stacks, support and professional services.

As of December 31, 2017, Cavium had 1,895 regular employees located in the United States, India and other countries in Asia and Europe.

Cavium’s Intellectual Property

Cavium’s business depends in part upon its ability to protect its core technology and intellectual property. To accomplish this, Cavium relies on a combination of intellectual property rights, including patents, trade secrets, copyrights and trademarks, and contractual protections.

Including patents from Cavium’s acquisitions, as of December 31, 2017, Cavium has been issued 704 patents in the United States and 99 patents in foreign countries and has an additional 180 patent applications pending in the United States and 274 patent applications pending in foreign countries. The issued patents in the United States expire in the years beginning in 2018 through 2036. The issued foreign patents expire in the years beginning in 2021 through 2035. Cavium’s issued patents and pending patent applications relate to enterprise storage, networking, security processors, multi-core microprocessor processing and other processing concepts. In addition to Cavium’s own intellectual property, Cavium also relies on third-party technologies for the development of its products. Cavium licenses certain technology from Imagination Technologies, LLC (which acquired MIPS Technologies, Inc.) and ARM Holdings PLC, pursuant to license agreements wherein Cavium was granted a non-exclusive, worldwide license to MIPS and ARM microprocessor core technologies to develop, implement and use in its products.

Cavium’s Customers

Cavium primarily sells its products to providers of networking, wireless, server, storage and consumer electronic equipment, either directly or through contract manufacturing organizations and distributors. Cavium currently relies on a limited number of customers for a significant portion of its net revenue.

Cavium’s Industry Background

Traffic on the Internet, wireless networks and enterprise networks is rapidly increasing due to trends that include greater adoption of multimedia, video, smart-phones, internet protocol (IP) television (TV) and rich, interactive internet applications, voice over IP (“VoIP”), video over broadband, file sharing, greater use of web-based cloud services and the proliferation of stored content accessed through networks. Enterprises, service providers and consumers are demanding networking and electronic equipment that can take advantage of these trends, and address the significant market opportunities and life-style changes that these new applications provide. As a result, there is growing pressure on providers of networking equipment, wireless, storage and electronic equipment to rapidly introduce new products with enhanced functionality while reducing their design and manufacturing costs. Providers of networking, wireless, storage and electronic equipment are increasingly seeking advanced processing solutions from third-party vendors to access the best available technology and reduce development costs. Internet delivery of video to the TV and mobile devices followed by cost effective, high-definition interactive video communications is expected to fuel the future growth of video traffic over the Internet.

The processing needs of advanced networking systems can be described in the context of the Open System Interconnection Model which divides network activities, equipment, and protocols into seven layers. According to this model, Layers 1 through 3 are the physical, data link and network layers, respectively, which provide the protocols to ensure the transmission of data between the source and destination regardless of the content and type of data processed. Traditionally, network infrastructure products have focused on Layer 1 through 3 products that route and switch data traffic based solely on the source and destination address contained in the packet header. Processors that provide Layer 1 through 3 solutions are widely available from many vendors. Layers 4 through 7 are the transport, session, presentation and application layers, which provide the protocols to enable the reliable end-to-end communication of application information. Intelligent processing generally takes place in Layers 4 through 7. To provide this intelligence, advanced networking systems must include processors that enable extensive inspection of the application and data content, or deep packet inspection, and make intelligent switching and routing decisions based upon that inspection. To address customer demands, providers of networking equipment must offer products that include functionality such as intelligent routing or switching of network traffic prioritized by application and data content, and security services. Processors required for Layer 4 through 7 processing are significantly more complex than processors that provide only Layer 1 through 3 solutions.

One of the major trends driving information technology spending today is the transformation of the datacenter to cloud computing, also known as “on-demand computing”. Cloud computing is a kind of internet-based computing, where shared resources, data and information are provided to computers and other devices on-demand. It is a model for enabling ubiquitous, on-demand access to a shared pool of configurable computing resources. Cloud computing and storage solutions provide users and enterprises with various capabilities to store and process their data in third-party datacenters. Key trends driving this transformation include the adoption of Software as a Service (“SaaS”), Platform as a Service (“PaaS”), and Infrastructure as a Service (“IaaS”), enabled by software defined datacenter with virtualized on demand compute, software defined networking (“SDN”), and software defined storage. The current datacenter market has generally been serviced with processors that are designed with a “one size fits all” approach and are based on a legacy control plane architecture where many of the networking, storage, virtualization and security functions are implemented in software or additional chips leading to huge system and rack level inefficiencies specific to performance, latency, footprint, power and cost.

In today’s datacenters, companies use both Ethernet for data (TCP/IP) networks and Fibre Channel for storage area networks (“SANs”), each dedicated to their specific purposes. Ethernet networks are generally implemented when end-users need to transfer information over both local and global distances or in clustered, low-latency compute environments, such as with workstation-to-server, server-to-server, and server-to-storage connections. Storage area networks are used to provide robust highly-reliable access to storage across enterprise environments and are implemented by companies who require shared access to block I/O for applications such as large databases, mail servers and system booting from storage. The benefits of deploying highly-reliable and proven SAN technology include: (i) centralized management, security, and administration of the storage resources; (ii) uniform delivery of storage services like periodic backups; and (iii) running efficient utilization levels of storage resources. Internet Small Computer System Interface (“iSCSI”) is a converged networking technology that uses high-speed Ethernet for both storage and data transmission, thereby enabling the consolidation of both SANs and Ethernet traffic onto a common network adapter.

Recent Developments

Credit Facility

On June 13, 2018, the Company entered into a credit agreement by and among the Company, the lenders party thereto, Goldman Sachs Bank USA, as the general administrative agent and the term facility agent, and Bank of America, N.A., as the revolving facility agent (the “Credit Agreement”), which provides for borrowings of (i) up to $500,000,000 under the Revolving Credit Facility and (ii) up to $900,000,000 under the Term Loan Facility. The availability of the Term Loan Facility is subject to satisfaction of customary conditions and the closing of the Cavium Acquisition. The proceeds of the Term Loan Facility will be used to finance a portion of the cash consideration for the Cavium Acquisition, repay certain of Cavium’s debt and pay transaction expenses in connection with the Cavium Acquisition. The proceeds of the Revolving Credit Facility will be used for general corporate purposes of the Company and its subsidiaries, which may include, among other things, the financing of acquisitions, the refinancing of other indebtedness and the payment of transaction expenses related to the foregoing. The Credit Agreement requires the Company and its subsidiaries, subject to certain exceptions, to comply with certain covenants relating to customary matters and requires the Company to maintain a leverage ratio not to exceed 3.00 to 1.00. The amounts borrowed under the Revolving Credit Facility must be paid in full on the fifth anniversary of the date of execution of the Credit Agreement, and the amounts borrowed under the Term Loan Facility must be paid in full on the third anniversary of the funding of the Term Loan Facility.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Marvell Technology Group Ltd., a Bermuda exempted company.

Securities Offered	$ aggregate principal amount of % notes due 20 .

$ aggregate principal amount of % notes due 20 .

Maturity	, 20 in the case of the 20 notes.

, 20 in the case of the 20 notes.

Interest Rate	The 20 notes will accrue interest at a rate of % per annum and the 20 notes will accrue interest at a rate of % per annum.

Interest Payment Dates	Interest on each series of notes will be payable semi-annually in arrears on each and , beginning on , 20 .

Ranking	The notes will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured indebtedness, including any indebtedness we may incur from time to time under our Credit Agreement. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness of our subsidiaries.

As of May 5, 2018, we had $0 of consolidated indebtedness.

Special Mandatory Redemption	If the Cavium Acquisition is not consummated on or prior to March 31, 2019, or if the Merger Agreement is terminated any time prior to such date, then we will be required to redeem all of the outstanding notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to, but not including, the special mandatory redemption date. See “Description of the Notes—Special Mandatory Redemption.”

Optional Redemption	We may redeem the notes, in whole or in part, at any time at redemption prices determined as set forth under the heading “Description of the Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” each holder will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but excluding, the repurchase date.

Certain Covenants	The indenture governing the notes will contain covenants limiting our ability and our subsidiaries’ ability to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of the Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to certain of our assets.

Use of Proceeds	We intend to use the net proceeds from this offering to fund a portion of the cash consideration for the Cavium Acquisition, to repay certain of Cavium’s debt and to pay fees and expenses related to the Cavium Acquisition. See “Use of Proceeds” in this prospectus supplement.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, the Euroclear System or Clearstream Banking S.A., as described under “Description of Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus.

Further Issuances	We may, without the consent of existing holders of the applicable series of notes, create and issue additional notes ranking equally with such notes (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with the applicable series of notes; provided that if the additional notes are not fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

No Listing	We do not intend to list the notes on any securities exchange or automated dealer quotation system. The notes will be new securities for which there currently is no public market. See “Risk Factors—Risks Related to the Notes—There may not be an active trading market for the notes” in this prospectus supplement.

U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal, state and local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Trustee	U.S. Bank National Association.

Governing Law	State of New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the risk factors disclosed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading “Risk Factors,” and Exhibit 99.5 to our Current Report on Form 8-K filed with the SEC on June 13, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes offered hereby.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q under the heading “Risk Factors,” and Exhibit 99.5 to our Current Report on Form 8-K filed with the SEC on June 13, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the risks set forth below. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). In addition, the indenture governing the notes will allow our subsidiaries to incur an unlimited amount of indebtedness. Consequently, the notes will be effectively subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish, and the indenture governing the notes will not restrict our subsidiaries ability to incur indebtedness that would be structurally senior to the notes.

The notes are subject to prior claims of any secured creditors and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

We had $0 of consolidated indebtedness as of May 5, 2018, the end of our most recent fiscal quarter. The indenture governing the notes will permit us to incur additional debt, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We may incur additional debt in the future which may adversely affect our financial condition and future financial results.

We may incur additional debt in the future and our future levels of indebtedness may adversely affect our financial condition and financial results by, among other things:

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

•	requiring the dedication of a greater-than-expected portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of expected cash flow available for general corporate purposes, including capital expenditures and acquisitions; and

•	limiting our flexibility in planning for, or reacting to, changes in our business, competitive conditions and our industry.

We may also enter into additional transactions or credit facilities, including long-term debt, which may increase our indebtedness and result in additional restrictions upon our business.

We are required to comply with the covenants set forth in the indenture governing the notes offered hereby. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the holders of the notes, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial competitive, legislative, regulatory and other factors beyond our control. Based on current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal of, and interest on, the notes or any other future indebtedness. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

The indenture governing the notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture governing the notes will contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. For example, among other things, the indenture governing the notes will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event” and in the accompanying prospectus under “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets.”

The indenture for the notes will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common shares or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, including highly leveraged transactions, that could have an adverse impact on your investment in the notes.

The negative covenants in the indenture governing the notes are subject to limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the notes.

The indenture governing the notes will contain covenants limiting our ability and the ability of our restricted subsidiaries to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all our assets, taken as a whole, to, another person. However, the covenants limiting liens and sale and leaseback transactions will be of limited scope and will contain exceptions that will allow us and our restricted subsidiaries to incur liens with respect to certain of our material assets. Only our subsidiaries that have substantially all of their property located, or substantially all of their business conducted, in the United States will be deemed restricted subsidiaries that are subject to the aforementioned covenants. Moreover, the indenture governing the notes will not prohibit us or any of our restricted subsidiaries from transferring any property otherwise subject to the covenants limiting liens and sale and leaseback transactions to an unrestricted subsidiary which would remove such property from the scope of those covenants. The covenants limiting liens and sale and leaseback transactions will apply only to a subset of our assets and will not apply to any of our intellectual property which, as a fabless semiconductor provider, constitutes a significant portion of our material assets. As of the date of this prospectus supplement, we and our restricted subsidiaries only have a limited amount of assets that are subject to the scope of the covenants limiting liens and sale and leaseback transactions. In addition, the limitation on liens covenant will not prohibit us from securing future indebtedness with pledges of the capital stock of foreign subsidiaries which conduct substantially all of our business operations (or the capital stock of any United States subsidiaries owned by unrestricted subsidiaries) without equally and ratably securing the notes. As a result, the negative covenants in the indenture governing the notes will have a limited effect on our and our restricted subsidiaries’ ability to incur new secured indebtedness that would be effectively senior to the notes to the extent of the value of the collateral pledged to secure such indebtedness. In addition, the covenant limiting sale and leaseback transactions will contain an exception that will allow us to consummate a sale and leaseback of our headquarters in Santa Clara, California, which is our only material piece of real property located in the United States. In light of these exceptions and other factors described above, the negative covenants in the indenture governing the notes will have a limited effect and may not protect your investment in the notes.

See “Description of the Notes—Certain Covenants” in this prospectus supplement and “Description of the Debt Securities—Covenants—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Active trading markets for the notes may not develop.

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	credit ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the potential redemption of the notes by us pursuant to the terms of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our and Cavium’s results of operations, financial condition and prospects;

•	our ability to realize the anticipated benefits of the Cavium Acquisition, including the synergies in connection with the Cavium Acquisition;

•	the ability of Cavium’s business performance to meet our expectations, which may impact our ability to achieve our guidance for the overall business;

•	changes in general economic and political conditions and specific conditions in the end markets we address, including the continuing volatility and cyclicality in the technology sector and semiconductor industry; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

Although the market price of the notes may be influenced by the research and reports that securities analysts may publish about Cavium and its business prospects, neither we nor Cavium have any control over these analysts, and their reports or analyst consensus may not reflect our or Cavium’s plans or expectations. As a result of the announcement of the Cavium Acquisition, many analysts have ceased coverage of Cavium, and, accordingly, have ceased updating their existing estimates of Cavium’s business prospects. Inaccurate or out-of-date research or reports about Cavium and its business prospects could have an adverse effect on the market prices of the notes.

Our credit ratings may not reflect all risks of your investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of all risks relating to the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s credit rating.

Redemption may adversely affect your return on the notes.

We have the right to redeem the notes on the terms set forth in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The provisions in the indenture governing the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days, subject to extension under certain circumstances, by a downgrade in the rating of the notes, following which the notes are no longer rated “investment grade.” Except as described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture will not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

We may not be able to repurchase all of the notes upon a change of control repurchase event, which would result in a default under the notes and may constitute an event of default under our future indebtedness.

We will be required to repurchase the notes at the option of each holder upon the occurrence of a change of control repurchase event as provided in the indenture. However, we may not have sufficient funds to repurchase the notes in cash at the time of any change of control repurchase event. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your notes at your option upon a change of control repurchase event would be an event of default under the indenture and could cause a cross-default or acceleration under certain future agreements governing our other indebtedness.

If we do not complete the Cavium Acquisition by March 31, 2019, we will be required to redeem the notes and, as a result, holders of the notes may not obtain their expected return on such notes.

We may not be able to consummate the Cavium Acquisition within the time period specified under “Description of the Notes—Special Mandatory Redemption.” Our ability to consummate the Cavium Acquisition is subject to various closing conditions, including regulatory approvals and other matters that are beyond our control. If we are not able to consummate the Cavium Acquisition, on or prior to March 31, 2019, or the Merger Agreement is terminated prior to such date, we will be required to redeem all of the notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. There is no escrow account for or security interest in the net proceeds of this offering for the benefit of the holders of the notes, and the holders of the notes will therefore be subject to the risk that we may not have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, even if we are able to redeem the notes pursuant to a mandatory redemption, holders of the notes may not obtain their expected return on such notes. Your decision to invest in the notes is made at the time of the offering of the notes. Changes in our business or financial condition, or the terms of the Cavium Acquisition, between the closing of this offering and the closing of the Cavium Acquisition will have no effect on your rights as a purchaser of the notes.

We may be unable to integrate our business successfully with Cavium and realize the anticipated benefits of the Cavium Acquisition, or those benefits may take longer to realize than expected. We may overestimate the synergies we expect will result or underestimate the cost of implementing such synergies, which could materially impact the business, financial condition and results of operations of the combined company.

Our ability to realize the anticipated benefits of the Cavium Acquisition will depend, in part, on our ability to integrate our and Cavium’s businesses. The combination of two independent businesses is a complex, costly and time-consuming process. The challenges of combining the operations of the companies include, among others:

•	the diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining Cavium’s business with our business;

•	difficulties entering new markets or manufacturing in new geographies where we have no or limited direct prior experience;

•	difficulties in the integration of operations and systems;

•	difficulties in the assimilation of employees;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	our ability to successfully manage relationships with our strategic partners and supplier and customer base; and

•	challenges in maintaining existing, and establishing new, business relationships.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the business, financial condition and results of operations of the combined company. As such, we may not realize the full benefits of the Cavium Acquisition within the anticipated timeframe, or at all, including the expected combined annual run-rate cost synergies of at least $150 million within 18 months post close, and we also may underestimate the cost of implementing such synergies which is currently estimated to be approximately $100 million. In addition, even if the operations of our business and Cavium’s business are integrated successfully, we may not realize the full benefits of the Cavium Acquisition.

U.S. persons who own our notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation or U.S. person.

Creditors of a company in Bermuda, such as the Company, may enforce their rights against the company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in favor against us by pursuing a legal action against us in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.

Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.

In the event that we become insolvent, the rights of a creditor against us would be severely impaired.

In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against us in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against our assets located outside Bermuda.

The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.

You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

We are a Bermuda exempted company. In addition, some of our officers are not residents of the United States and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers (the majority of whom are in any event resident outside Bermuda) under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

USE OF PROCEEDS

We estimate the net proceeds from sales of the notes will be approximately $        , after deducting underwriting discounts and our offering expenses. We intend to use such net proceeds to fund a portion of the cash consideration for the Cavium Acquisition, to repay certain of Cavium’s debt and to pay fees and expenses related to the Cavium Acquisition. Until we use the net proceeds as described above, we intend to invest the net proceeds in highly liquid instruments, such as commercial paper, time deposits, and other money market instruments, which have original maturities of three months or less.

If the Cavium Acquisition has not been consummated on or prior to March 31, 2019 or, if prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of the Notes—Special Mandatory Redemption.”

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of May 5, 2018. We have presented our capitalization on:

(i)	an actual basis;

(ii)	a pro forma basis to reflect (A) the amounts expected to be borrowed under the Term Loan Facility and the Revolving Credit Facility at the time of the closing of the Cavium Acquisition and the application of the net proceeds therefrom, (B) the issuance and sale of the notes offered hereby and the application of the net proceeds therefrom and (C) the other transactions in connection with the closing of the Cavium Acquisition, in each case, based on the assumptions in our unaudited pro forma condensed combined financial information filed as Exhibit 99.4 to the Current Report on Form 8-K filed with the SEC on June 13, 2018;

(iii)	an as adjusted basis to reflect the amounts expected to be borrowed under the Term Loan Facility and the Revolving Credit Facility at the time of the closing of the Cavium Acquisition, but not the application of the net proceeds therefrom or the other transactions in connection with the closing of the Cavium Acquisition; and

(iv)	an as further adjusted basis to reflect (A) the amounts expected to be borrowed under the Term Loan Facility and the Revolving Credit Facility at the time of the closing of the Cavium Acquisition and (B) the issuance and sale of the notes offered hereby, but, with respect to clauses (A) and (B), not the application of the net proceeds therefrom or the other transactions in connection with the closing of the Cavium Acquisition.

You should read the following table, all of which is unaudited and derived from unaudited information, along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q and the unaudited pro forma condensed combined financial information combining the historical consolidated financial position and result of operations of the Company and its subsidiaries and Cavium and its subsidiaries, as an acquisition by the Company, as filed as Exhibit 99.4 to the Current Report on Form 8-K filed with the SEC on June 13, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

	Unaudited As of May 5, 2018
	Actual	Pro Forma(1)	As Adjusted	As Further Adjusted
	(In thousands, except par value)
Long-term debt:
Revolving Credit Facility(2)	—	$150,000	$150,000		$150,000
Term Loan Facility(2)	—	900,000	900,000		900,000
% Senior Notes due 20 offered hereby(2)	—	425,000	—
% Senior Notes due 20 offered hereby(2)	—	425,000	—

Total long-term debt	—	$1,900,000	$1,050,000	$

Shareholders’ equity:
Common shares, $0.002 par value	1,000	1,307	1,000		1,000
Additional paid-in capital	2,744,478	6,237,764	2,744,478		2,744,478
Accumulated other comprehensive income (loss)	(2,404)	(2,404)	(2,404)		(2,404)
Retained Earnings	1,542,437	1,416,729	1,542,437		1,542,437

Total shareholders’ equity	4,285,511	7,653,396	4,285,511		4,285,511

Total capitalization	$4,285,511	$9,553,396	$5,335,511	$

(1)	For pro forma purposes, the unaudited pro forma condensed combined financial information assumes $850,000,000 in aggregate principal amount of notes offered hereby at a blended interest rate of 4.555% per annum. A hypothetical change of 0.125% in the assumed blended interest rate of the notes offered hereby would result in an increase or decrease in interest expense of approximately $328,000 for the three months ended May 5, 2018.
(2)	Does not exclude debt financing fees.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of our debt securities under the caption “Description of Debt Securities” beginning on page 7 of the accompanying prospectus.

The notes will be issued under an indenture between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture, each to be entered into concurrently with the initial issuance of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture and the notes, copies of which are available from us upon request. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. In this prospectus supplement, we refer to the notes offered hereby as the “notes.” Although for convenience the    % senior notes due 20    (the “20    notes”) and the    % senior notes due 20    (the “20    notes”) are referred to as “notes,” each will be issued as a separate series and will not together have any class voting rights. Accordingly, for purposes of this “Description of the Notes,” references to “notes” shall be deemed to refer to each series of notes separately, and not to the 20    notes and the 20    notes on any combined basis. References to “we,” “us” and “our” in this section of this prospectus supplement are only to Marvell Technology Group Ltd. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•	the notes will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured indebtedness, including any indebtedness we may incur from time to time under our senior unsecured credit facility (the “credit facility”);

•	the notes will be effectively subordinated in right of payment to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	the notes will be senior in right of payment to any of our indebtedness that is subordinated to the notes;

•	the notes will be structurally subordinated to all indebtedness of our subsidiaries. As of May 5, 2018, we had no consolidated indebtedness;

•	the 20 notes initially will be limited to $ aggregate principal amount and the 20 notes will initially be limited to $ aggregate principal amount (in each case, subject to our right to issue additional notes as described under “—Further Issuances” below);

•	the 20 notes will accrue interest at a rate of % per annum and the 20 notes will accrue interest at a rate of % per annum;

•	the 20 notes will mature on , 20 , and the 20 notes will mature on , 20 , in each case, unless redeemed or repurchased prior to such date;

•	interest will accrue on each series of notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the notes), payable semi-annually in arrears on and of each year, beginning on , 20 ;

•	we will be required to redeem the notes pursuant to a special mandatory redemption if the Cavium Acquisition (as defined below) is not consummated by March 31, 2019, as described under “—Special Mandatory Redemption” below;

•	we may redeem either series of notes prior to their respective maturity, in whole or in part, as described under “—Optional Redemption” below;

•	we may redeem all, but not part, of each series of notes upon the occurrence of certain tax events at the redemption prices described under “Description of Debt Securities—Redemption for Tax Purposes” in the accompanying prospectus;

•	we may be required to repurchase each series of notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” with respect to such series of notes as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances may be represented by notes in definitive form (see “Description of Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus); and

•	the notes will be exchangeable and transferable at the office or agency maintained by us for such purposes (which initially will be the corporate trust office of the trustee).

We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.

The notes will not be subject to any sinking fund.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market, negotiated transactions or otherwise, for our account or for the account of one or more of our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, together with a company order to cancel such notes, and they will no longer be considered “outstanding” under the indenture upon their surrender to the trustee for cancellation.

Whenever in this “Description of the Notes” section there are mentioned, in any context:

•	the payment of principal,

•	purchase prices in connection with the purchase of a note,

•	interest, or

•	any other amount payable on or with respect to the notes,

such reference shall be deemed to include payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof. See “Description of Debt Securities—Payments of Additional Amounts” set forth in the accompanying prospectus.

Interest

Interest on each series of notes will be paid to the persons in whose name the notes are registered at the close of business on                or                , as the case may be, immediately preceding the relevant interest payment date. Interest on each series of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. See “Description of Debt Securities—Interest and Interest Rates” set forth in the accompanying prospectus.

Payment

If either series of notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders of such series at their registered addresses or (ii) upon written request of any holder of at least $5,000,000 principal amount of such series of notes, wire transfer to an account located in the United States maintained by the payee. See also “Description of Debt Securities—Book-Entry; Delivery and Form; Global Securities” set forth in the accompanying prospectus.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all our future senior unsecured indebtedness, including any indebtedness we may incur from time to time under the credit facility.

The notes will effectively rank junior to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all indebtedness of our subsidiaries. We derive a majority of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries.

In addition, claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors, of our subsidiaries.

As of May 5, 2018, we had no consolidated indebtedness. After giving effect to this offering, we would have had approximately $        billion of outstanding consolidated indebtedness as of May 5, 2018.

Special Mandatory Redemption

If the proposed Cavium Acquisition is not consummated on or prior to March 31, 2019, or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “special mandatory redemption event”), then we will be required to redeem each series of the notes on the special mandatory redemption date (such redemption, a “special mandatory redemption”) at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest thereon to, but not including, the special mandatory redemption date. The “special mandatory redemption date” will be a date selected by us and will be no later than 30 days following any special mandatory redemption event. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the indenture. The offering is not conditioned upon the consummation of the proposed Cavium Acquisition.

For purposes of the foregoing discussion, the following definitions apply:

“Cavium Acquisition” means the acquisition by us, through Kauai Acquisition Corp., a Delaware corporation, of all the outstanding equity interests of Cavium, Inc., a Delaware corporation, pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 19, 2017, by and among Marvell Technology Group Ltd., a Bermuda exempted company, Kauai Acquisition Corp., a Delaware corporation, and Cavium, Inc., a Delaware corporation, as such agreement may be amended, supplemented or otherwise modified from time to time.

We will cause the notice of special mandatory redemption to be sent, with a copy to the trustee, within five business days after the occurrence of a special mandatory redemption event to each holder. If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before such special mandatory redemption date, on and after such special mandatory redemption date, such notes will cease to bear interest. The proceeds of this offering will not be deposited into an escrow account pending any special mandatory redemption of the notes.

Optional Redemption

We may redeem the 20    notes or the 20    notes at our option at any time in whole or from time to time in part prior to the 20    Par Call Date, in the case of the 20    notes, or the 20    Par Call Date, in the case of the 20    notes, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such notes, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

We may redeem the 20    notes or 20    notes at our option at any time in whole or from time to time in part on or after the 20    Par Call Date, in the case of the 20    notes, or the 20    Par Call Date, in the case of the 20    notes, at a redemption price equal to 100% of the aggregate principal amount of the applicable notes being redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the indenture.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus        basis points in the case of the 20    notes and        basis points in the case of the 20    notes.

The following terms are relevant to the determination of the redemption price. We shall be responsible for determining the redemption price, and the trustee shall have no duty to verify any such determination made by us.

“Comparable Treasury Issue” means, with respect to any notes to be redeemed, the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming the 20    notes matured on the 20    Par Call Date in the case of the 20    notes and the 20    notes matured on the 20    Par Call Date in the case of the 20    notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming the 20    notes matured on the 20    Par Call Date, in the case of the 20    notes, and the 20    notes matured on the 20    Par Call Date, in the case of the 20    notes).

“Comparable Treasury Price” means, with respect to any redemption date, (1) if we obtain four or more applicable Reference Treasury Dealer Quotations, the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if we obtain fewer than four and more than one applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, as may be appointed from time to time by us; provided, however, that if any Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“20    Par Call Date” means                , 20    (the date that is    months prior to the maturity of the 20    notes).

“20    Par Call Date” means                , 20    (the date that is    months prior to the maturity of the 20    notes).

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated, each of their respective successors, and any other primary treasury dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such note was the 20    Par Call Date in the case of the 20    notes or the 20    Par Call Date in the case of the 20    notes; provided, however, that if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, the Independent Investment Banker will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

In the event that we choose to redeem less than all of either series of notes, selection of the notes for redemption will be made pro rata or by lot or by such other method as the trustee shall deem fair and appropriate (including, in the case of notes represented by global notes, in accordance with DTC’s applicable procedures). No notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed (with a copy to the trustee). At our written request (delivered to the trustee at least five business days prior to the date such notice is to be sent (or such shorter period as the trustee may agree) with a copy of such notice), the trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. Notice of redemption may, at our option and discretion, be subject to one or more conditions precedent.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of notes, or portions thereof, called for redemption.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to either series of notes, unless, with respect to such series of notes, we have exercised our right to redeem such series of notes in full as described above, each holder of such series of notes will have the right to require us to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but excluding, the repurchase date. Within 30 days following any change of control repurchase event with respect to either series of notes or, at our option, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, we will deliver a notice to each holder of such series of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering (the “change of control offer”) to repurchase such notes on the repurchase date specified in the notice at the option of the holders, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). The notice shall, if delivered prior to the date of consummation of the change of control, state that our obligation to repurchase such notes is conditioned on a change of control repurchase event occurring on or prior to the repurchase date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the notes as a result of a change of control repurchase event. To the extent the provisions of any such securities laws or regulations conflict with the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the indenture by virtue thereof; provided that we otherwise use commercially reasonable efforts to permit holders to exercise their rights and to fulfill our obligations in the time and in the manner specified in these provisions of the indenture to the extent permitted by such securities laws or regulations.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to our change of control notice;

(2)	deposit with the paying agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent or tender agent appointed for such purpose will promptly deliver to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

If holders of not less than 95% in aggregate principal amount of either series of notes then outstanding validly tender and do not withdraw such notes in a change of control offer and we, or any third party making a change of control offer in lieu of us, as described below, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 days nor more than 60 days’ prior written notice to the holders of the notes (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described below under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants —Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants, the covenant relating to repurchases upon the occurrence of a change of control repurchase event and the covenant described in the accompanying prospectus under “Description of

Debt Securities—Merger, Consolidation or Sale of Assets,” however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

We will not be required to make a change of control offer in connection with a change of control repurchase event if a third party makes such an offer in connection with such change of control repurchase event in the manner and at the times required and otherwise in compliance with the requirements under the indenture for such an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Furthermore, holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors unless such change otherwise constitutes a change of control repurchase event.

We may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our future debt instruments. Furthermore, a failure to repurchase the notes upon a change of control repurchase event could constitute an event of default under the credit facility. See “Risk Factors—We may not be able to repurchase all of the notes upon a change of control repurchase event, which would result in a default under the notes and may constitute an event of default under our existing or future indebtedness.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries; (2) the adoption of a plan by our board of directors relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of our voting shares or other voting shares into which our voting shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of our voting shares immediately prior to that transaction and each holder holds substantially the same percentage of voting shares of such holding company as such holder held of our shares immediately prior to that transaction or (ii) our voting shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting shares or the outstanding voting shares of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a merger of our company with any of our subsidiaries solely for the purpose of reincorporating our company in another jurisdiction within the United States shall not be a “change of control”.

“change of control repurchase event” means, with respect to either series of notes, the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings, Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any replacement rating agency appointed in accordance with the proviso to the definition of “rating agency”.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, “rating agency” will include a substitute rating agency appointed by us that is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act for such rating agency.

“ratings event” means that the notes of the applicable series cease to be rated investment grade by at least two of the three rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by us of our intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates such notes below investment grade or (y) publicly announces that it is no longer considering such notes for possible downgrade). If any of the rating agencies is not providing a rating of such notes on any day during the trigger period for any reason (subject, for the avoidance of doubt, to our right to engage a replacement rating agency in accordance with the proviso to the definition of “rating agency”), the rating of such rating agency for such notes shall be deemed to have ceased to be investment grade during the trigger period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the applicable series of notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, such notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as applicable series of notes and will vote together as one class on all matters with respect to the applicable series of notes; provided that if the additional notes are not fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.

Certain Covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our capital stock or the capital stock of such subsidiaries, or

•	purchasing or redeeming our capital stock or the capital stock of such subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event” above. Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event” above and in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets.” The covenants described under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions” will apply only to “Property” owned by us and our restricted subsidiaries. As of the date of this prospectus supplement, we and our restricted subsidiaries only have a limited amount of assets that constitutes “Property.” In addition, the indenture will not prohibit us or any of our restricted subsidiaries from transferring any assets otherwise constituting “Property” to a subsidiary that is not a restricted subsidiary, thus limiting the scope of the covenants described under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions.” In addition, the covenants do not prohibit our subsidiaries from incurring debt and we and they may also incur substantial amounts of secured debt. Because the notes are not guaranteed, the debt of our subsidiaries will be structurally senior to the notes and secured debt will be effectively senior to the notes.

See “Risk Factors—The notes are structurally subordinated to the liabilities of our subsidiaries”, “Risk Factors—The indenture governing the notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes” and “Risk Factors—The negative covenants in the indenture governing the notes are subject to significant limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the notes.”

The indenture will contain the following principal covenants in addition to those set forth in the accompanying prospectus under “Description of Debt Securities—Covenants”:

Limitation on Liens

We will not, and we will not permit any of our restricted subsidiaries to, create or incur any Lien upon any Property of ours or any of our restricted subsidiaries (whether now existing or owned or hereafter created or acquired) in order to secure any indebtedness or guarantees of ours or any of our subsidiaries unless prior to or at the same time, the notes (together with, at our option, any other indebtedness or guarantees of ours or any of our subsidiaries ranking equally in right of payment with the notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness, until such time as such indebtedness or guarantees are no longer secured by such Lien or such Property is no longer owned by us or any of our restricted subsidiaries.

The foregoing restriction does not apply to:

(1)	Liens existing with respect to any person at the time such person becomes a direct or indirect subsidiary of ours, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)	Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our subsidiaries of any person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3)	Liens securing indebtedness of ours or any of our subsidiaries owing to us or any of our subsidiaries;

(4)	Liens existing on the date of the initial issuance of the notes (excluding any additional notes);

(5)	Liens on Property of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes a subsidiary of ours, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a person to us or any of our subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure both series of the notes;

(8)	Liens imposed by law or arising by operation of law, such as materialmens’, workmen or repairmen, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)	Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)	Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(11)	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)	Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in our opinion, materially detract from the value of such Properties;

(13)	Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14)	Liens securing indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of ours or our restricted subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by us or any of our restricted subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the indenture provided by any person (or its affiliates) may be cross-collateralized to other such financings provided by such person (or its affiliates);

(15)	Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16)	Liens securing Hedging Obligations designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17)	Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18)	in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(19)	Liens on Property incurred in connection with any transaction permitted under the “––Limitation on Sale and Leaseback Transactions” covenant described below; or

(20)	any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (1) through (19) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (19) shall not extend to or cover any Property of ours or any of our subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such indebtedness and the retirement of any indebtedness secured by Liens (other than Liens described in clauses (1) through (20) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (20) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of our Consolidated Net Tangible Assets. We and our restricted subsidiaries also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the date of the initial issuance of each series of the notes (excluding any additional notes);

(2)	such transaction was for the sale and leasing back to us or any of our wholly-owned subsidiaries of any Property by us or one of our restricted subsidiaries;

(3)	such transaction involves a lease for not more than five years (or which may be terminated by us or our subsidiaries within a period of not more than five years);

(4)	such transaction involves the sale and leaseback of our property listed below:

Marvell Semiconductor, Inc.—Santa Clara

United States Headquarters

5488 Marvell Lane

Santa Clara, CA 95054

(5)	we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above (except with respect to a Lien permitted by clause (19) thereof); or

(6)	we apply (or to the extent the proceeds are received directly by any of our restricted subsidiaries, such restricted subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in our or its business or to the retirement of indebtedness of ours that is pari passu in right of payment with the notes within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (6) above), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of our Consolidated Net Tangible Assets.

Definitions

The indenture will contain the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by our board of directors) subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) and (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding deferred net revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any direct or indirect subsidiaries of ours or (2) the financing of a project involving the development or expansion of our properties or properties of any direct or indirect subsidiaries of ours, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any direct or indirect subsidiary of ours or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means (i) any real property or any permanent improvement thereon owned by us or any of our restricted subsidiaries located in the United States, except such as our management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole, and (ii) the capital stock of any United States subsidiary that is owned by us or any of our restricted subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“restricted subsidiary” means a subsidiary of ours of which substantially all of its property is located, or substantially all of its business is conducted, in the United States.

“subsidiary” of any specified person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof.

Events of Default

Each of the following will be an “event of default” under the indenture for each series of notes:

(1)	default in the payment of any installment of interest on such series of notes when due and payable, and the continuance of that default for 30 days;

(2)	default in the payment of the principal of, or any premium on, such series of notes when due and payable (whether at maturity, upon redemption or otherwise);

(3)	a failure by us to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event with respect to such series of notes in conformity with the covenant set forth above under “—Purchase of Notes upon a Change of Control Repurchase Event”;

(4)	failure to observe or perform any other covenants or agreements in the indenture in respect of such series of notes, which failure continues for 90 days after written notice to us from the trustee or to us and the trustee from holders of at least 25% of the outstanding principal amount of the applicable series of notes then outstanding as provided in the indenture, requiring us to remedy the same;

(5)	(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100,000,000 or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured;

(6)	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us; and

(7)	failure to complete a required special mandatory redemption.

Application of Discharge and Defeasance Provisions

The accompanying prospectus contains a section entitled “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.” That section describes provisions for the satisfaction and discharge, full defeasance and covenant defeasance of debt securities issued under the indenture. Those provisions will apply to each series of notes.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes, in accordance with DTC’s procedures. In the event that the global notes are exchanged for notes in certificated form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of holders maintained by the registrar.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the notes. We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

U.S. Bank National Association assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

MATERIAL TAX CONSIDERATIONS

The following is a discussion of Bermuda and U.S. federal income tax considerations that may be relevant in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by holders of our notes.

We have obtained from the Bermuda Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or our shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to the land leased to us.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the notes by U.S. holders (as defined below). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable U.S. Treasury regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes of the applicable series is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax consequences to accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction or under any applicable tax treaty.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

YOU SHOULD CONSULT WITH YOUR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

Special Redemption

We may be required to redeem the notes for amounts in excess of the stated amounts of principal and interest in the circumstances described under “Description of the Notes—Special Mandatory Redemption” and “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event.” We believe that the contingent payments are remote or incidental, as determined under the applicable U.S. Treasury regulations. Therefore we intend to take the position that these contingencies will not subject the notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the notes and may require holders to accrue interest based on a “comparable yield,” which likely would be higher than the stated coupon on the notes, regardless of the holder’s method of accounting) and will not otherwise be taken into account for purposes of determining the yield and maturity of the notes. Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position to the IRS. The remainder of this discussion assumes that the standard payment schedule will apply to the notes and the notes are not treated as contingent payment debt instruments subject to such rules. U.S. holders should consult their own tax advisors regarding the risk of the notes being treated as contingent payment debt instruments.

Interest Income

It is anticipated, and this discussion assumes, that the notes will be issued with no more than a de minimis amount (as set forth in the applicable U.S. Treasury regulations) of original issue discount. In such case, stated interest (including the amount of any taxes withheld from such stated interest and the amount of any additional amounts paid in respect of such withholding taxes) paid on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder’s regular method of tax accounting). If, however, the notes are issued for an amount less than the principal amount and the difference is equal to or more than a de minimis amount, a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method, based on compounding of interest before the receipt of cash attributable to this income. The remainder of this discussion assumes that the notes will not be issued with original issue discount equal to or more than a de minimis amount.

Interest income earned with respect to a note will constitute foreign-source income for U.S. federal income tax purposes and will generally be considered “passive category income,” which may be relevant in calculating the U.S. foreign tax credit limitation. The rules governing foreign tax credits are complex and, therefore, U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes

A U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, repurchase by us or other taxable disposition of a note (except to the extent the amount realized is attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in the note generally will be the initial purchase price for such note. Any gain or loss recognized on a sale, exchange, redemption, repurchase by us or other taxable disposition of the note will be a capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase by us or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. A U.S. holder’s ability to deduct capital losses may be limited. Gain or loss generally will be U.S.-source gain or loss for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation.

Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on “net investment income,” which includes, among other things, interest on and gains from the sale, exchange, redemption, repurchase by us or other taxable disposition of the notes. U.S. holders should consult their tax advisors regarding the 3.8% Medicare tax.

Form 8938

U.S. holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form. Potential investors are urged to consult their tax advisers for advice regarding reporting on Form 8938. The issuer is not obligated to provide U.S. holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

Information Reporting and Backup Withholding

Information reporting requirements may apply to interest on the notes and the proceeds of a sale, exchange, redemption, repurchase by us or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding may apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, (iii) plans that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

Any person who exercises any discretionary authority or control over the administration of a Plan subject to Title I of ERISA or Section 4975 of the Code (each a “Covered Plan”), or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is considered to be a fiduciary of the Covered Plan. Similar Laws may contain similar rules. In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Company or any underwriter, or any of their respective affiliates (each, a “Transaction Party”) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person involving “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

In addition, to the extent that 29 CFR Section 2510.3-21(c)(1) applies to the transaction, each purchaser that is, or that is using the assets of, a Covered Plan to acquire or hold the notes, by acceptance of a note, will be deemed to have represented and warranted that a fiduciary acting on behalf of the Covered Plan is causing the Covered Plan to purchase or hold the notes and that such fiduciary (a) is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA); (b) is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the Transaction Parties; (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Covered Plan’s transactions with the Transaction Parties hereunder; (d) has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the Covered Plan’s transactions with the Transaction Parties contemplated hereby; (e) is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the Covered Plan’s transactions with the Transaction Parties contemplated hereby; and (f) (i) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests of the Transaction Parties described herein and (ii) understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the Covered Plan or such fiduciary for the provision of investment advice (rather than other services) in connection with the Covered Plan’s transactions with the Transaction Parties contemplated hereby.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transaction, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the respective principal amount of notes indicated in the following table. Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters.

Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
Goldman Sachs & Co. LLC	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc
Wells Fargo Securities, LLC
Total	$	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of the 20    Notes and    % of the principal amount of the 20    Notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the principal amount of the 20    Notes and    % of the principal amount of the 20    Notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $3.9 million.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters and/or their affiliates are lenders and/or agents under the Revolving Credit Facility and the Term Loan Facility that we may draw upon in connection with the Cavium Acquisition. In particular, an affiliate of Goldman Sachs & Co. LLC is the term facility agent and the syndication agent under the Term Loan Facility and the general administrative agent and a lender under each of the Revolving Credit Facility and the Term Loan Facility and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the revolving facility agent and the syndication agent under the Revolving Credit Facility and a lender under each of the Revolving Credit Facility and the Term Loan Facility. In addition, certain of the underwriters and/or their affiliates have agreed to provide us with the Bridge Loan Commitment. Goldman Sachs & Co. LLC is also providing financial advisory services to us in connection with the Cavium Acquisition for which they are receiving customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. If any of the underwriters or their affiliates have a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document, if required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPS Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA, has been or will be prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (“FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Bermuda

The notes may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NASDAQ is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company (including the notes) from and/or to a non-resident of Bermuda, for as long as any equity securities of the Company remain so listed. This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended. Such provisions state that a prospectus in respect of the offer of shares (including debentures (which itself includes debenture stock, bonds and any other securities of a company whether constituting a charge on the assets of the company or not), units or sub-units of a unit trust or a warrant conferring an option to acquire shares) in a Bermuda company so long as an appointed stock exchange or any competent regulatory authority has received or otherwise accepted a prospectus or other document in connection with the offer of “shares” to the public. The SEC is a competent regulatory authority and has received a copy of this prospectus supplement.

LEGAL MATTERS

The validity of the notes and specified legal matters in connection with the offering will be passed upon for us by Hogan Lovells US LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York. With respect to certain legal matters relating to Bermuda law, Hogan Lovells US LLP has relied upon the opinion of Appleby (Bermuda) Limited, counsel to the Company.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from Marvell Technology Group Ltd.’s Annual Report on Form 10-K and the effectiveness of Marvell Technology Group Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Cavium, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Marvell Technology Group Ltd.’s Current Report on Form 8-K dated June 13, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

MARVELL TECHNOLOGY GROUP LTD.

DEBT SECURITIES

COMMON SHARES

WARRANTS

UNITS

From time to time, we may sell the securities covered by this prospectus in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Our common shares are listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “MRVL.” On June 11, 2018, the closing price of our common shares as reported on NASDAQ was $21.37 per share. Our principal executive offices are located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and our telephone number is (441) 296-6395.

Investing in our securities involves certain risks. See the “Risk Factors” section on page 5 of this prospectus and the risk factors we incorporate by reference herein and, if any, in the relevant prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any prospectus supplement or any such free writing prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated, the terms “we,” “us” and “our” refer to Marvell Technology Group Ltd. and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC:

•	in the public reference room maintained by the SEC in Washington, D.C. (100 F Street, N.E., Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330; or

•	on the SEC website located at www.sec.gov.

This prospectus is part of a registration statement filed on Form S-3 (the “Registration Statement”) with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at www.marvell.com, under the “Company—Investor Relations—Financials—SEC Filings” caption. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on our website or the website of the SEC is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 as filed with the SEC on March 29, 2018;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2018 as filed with the SEC on June 5, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2018, March 15, 2018, March 16, 2018, May 8, 2018, May 24, 2018 and two on June 13, 2018;

•	the parts of our Definitive Proxy Statement on Schedule 14A incorporated by reference into our Annual Report on Form 10-K filed with the SEC on May 17, 2018; and

•	the description of our common shares contained in our registration statement on Form 8-A filed under the Exchange Act on June 22, 2000, including any amendment or report filed for the purpose of updating such description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document filed prior to the date of this Registration Statement and incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

You may electronically access these documents through our website, www.marvell.com, under the “Company—Investor Relations—Financials—SEC Filings” caption. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Marvell Technology Group Ltd.

c/o 5488 Marvell Lane

Santa Clara, California 95054

(408) 222-0777

ir@marvell.com

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “targets,” “goals,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q under the heading “Risk Factors,” which are incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

OUR COMPANY

We are a fabless semiconductor provider of application-specific semiconductor products. As a fabless semiconductor company, we focus on the design, development and marketing of semiconductor products and form relationships with foundries, assembly and test facilities for the manufacture of these products. Our semiconductors perform analog, mixed-signal and digital signal processing, and we design both stand-alone and embedded semiconductors. Our core strength lies in the development of complex integrated circuits that incorporate all components of an electronic system in one chip—so-called SoC devices. Whereas electronic systems previously required multiple chips or systems to function, these electronic systems are increasingly performed by all-in-one devices. Our all-in-one devices, including its SoCs, microcontrollers, and embedded processors, are more efficient and cost-effective than multi-chip or multi-system products. Across our storage, networking and connectivity product groups, product life cycles are long, typically ranging from three to five years, but could be as short as one year and as long as eight years.

Our broad product portfolio includes devices for storage, networking and connectivity, as further described below, and our market segments include the enterprise, cloud, automotive, industrial and consumer markets.

•	Storage: We develop data storage products, with applications spanning consumer, client, cloud data center and enterprise markets. Products include controllers for hard disk drives (HDDs) and solid-state drives (SSDs) that store and retrieve data at reduced energy consumption and with greater speed and reliability. These products are incorporated into HDDs and SSDs for many different applications, including cloud and enterprise servers, all flash arrays (AFAs), enterprise storage arrays, desktop and laptop personal computers, surveillance systems, game consoles, automotive and similar devices.

•	Networking: We develop networking products that serve end-users in cloud, enterprise, small and medium business, and service provider networks. Products include (i) physical layer transceivers that are used in a wide range of products, including switch systems, printers, game consoles, automobiles and other systems that require Ethernet connectivity; (ii) Ethernet switch integrated circuits to provide switching and packet processing; and (iii) embedded ARM-based processors.

•	Connectivity: We develop wireless connectivity products that serve enterprise, service provider, automotive and high performance consumer markets. Products include client and access point chips that enable wireless communication using WiFi and Bluetooth standards.

We were incorporated in Bermuda in January 1995. Our registered and mailing address is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and our telephone number there is (441) 296-6395. The address of our U.S. operating subsidiary is Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, and our telephone number there is (408) 222-2500. We also have subsidiaries and operations in many countries, including China, India, Israel, Japan, Singapore, South Korea, Taiwan and Vietnam. Our fiscal year is the 52- or 53-week period ending on the Saturday closest to January 31. Accordingly, every fifth or sixth fiscal year will have a 53-week period. The additional week in a 53-week year is added to the fourth quarter, making such quarter consist of 14 weeks. Fiscal 2017 had a 52-week year. Fiscal 2018 is a 53-week year.

As of February 3, 2018, the end of our fiscal year 2018, we had a total of approximately 3,749 employees. As of May 5, 2018, we held approximately 9,300 U.S. and foreign patents issued and approximately 1,650 U.S. and foreign patent applications pending on various aspects of our technology. We maintain a website at www.marvell.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2018 and in other documents that we include or incorporate by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common shares, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

Three Months Ended May 5, 2018	Fiscal Year Ended
	2/3/18	1/28/17	1/30/16	1/31/15	2/1/14
77.56	72.80	18.83	*	52.90	39.10

*	Earnings for the fiscal year ended January 30, 2016 were inadequate to cover fixed charges by $727,725.

The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. For this purpose, earnings consist of income (loss) from continuing operations before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the debt securities, common shares, warrants and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Marvell Technology Group Ltd. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued. Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization, special mandatory redemption or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	whether and under what circumstances we will pay additional amounts on any debt securities of the series held by a person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable in the event of default;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General. In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York are authorized or required by law to close.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR) or a successor or substitute rate therefor, if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option. If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary’s procedures, in the case of notes represented by a global note, or pro rata, by lot or such other method as the trustee shall determine to be fair or appropriate, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable and, if applicable, the interest thereon will cease to accrue; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the debt securities will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if that is the case; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option. If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be cancelled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the office of the trustee, U.S. Bank National Association, located at One California Street, Suite 1000, San Francisco, CA 94111, Attention: Marvell Technology Administrator, or as otherwise set forth in the applicable prospectus supplement). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness that may be incurred by us and our subsidiaries;

•	contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of a highly leveraged transaction or similar transaction involving us or our subsidiaries; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets. The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

(1)	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company or other entity (if such entity is not us) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any other country which is on the date of the indenture a member of the Organization for Economic Co-operation and Development or the European Union and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

(2)	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

(3)	the trustee receives from us an officer’s certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

Notwithstanding the above, (A) this covenant shall not apply to the conveyance, transfer or lease of properties or assets between or among us and our subsidiaries and (B) clauses (2) and (3) above shall not apply to (i) us consolidating with or merging into one of our subsidiaries for any purpose or (ii) any of our subsidiaries consolidating with or merging into us for any purpose. As a result, this covenant will not prohibit us from merging into a subsidiary even if following the consummation of such merger an event of default has occurred and is continuing.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Corporate Existence. We covenant and agree, for the benefit of the holders of debt securities, that, subject to “—Consolidation, Merger and Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation or other legal entity.

Payments of Additional Amounts. We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, levies, imposts, assessments or governmental charges (including penalties, interest, additions and any other liability with respect thereto) of whatever nature (“Taxes”) imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for Tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such Taxes are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If we are so required to withhold or deduct any amount for or on account of Taxes, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any Taxes of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise has or had any present or former connection with the relevant taxing jurisdiction other than by reason of the mere purchase, ownership or disposition of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, value-added, sale, transfer, excise, personal property or similar Tax;

(3)	any Taxes that are imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such Taxes;

(4)	any withholding or deduction imposed on or in respect of any debt securities pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(5)	any Taxes that are payable otherwise than by withholding or deducting from payment of principal or premium, if any, or interest on such debt securities; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for Tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt securities.

Wherever in the indenture or the debt securities there are mentioned, in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of a debt security, (3) interest or (4) any other amount payable on or with respect to the debt securities, such reference shall be deemed to include payment of any additional amounts as described under this section to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof.

We will pay any present or future stamp, court or documentary Taxes or other similar Taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such Taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to us is organized or any political subdivision or taxing authority or agency thereof or therein.

Redemption for Tax Purposes. We may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts (as described in “—Payments of Additional Amounts”), if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payments of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election at least 15 days but no more than 60 days before the redemption date to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.

Provision of Financial Information. For so long as any debt securities are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the trustee and the holders the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the SEC. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any debt securities are outstanding, we will deliver to the trustee and the holders the quarterly and annual financial statements that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations.

Reports and other documents filed by us with the SEC and publicly available via the EDGAR system or on our website will be deemed to be delivered to the trustee and the holders as of the time such filing is publicly available via EDGAR or on our website for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or on our website. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional or mandatory redemption, upon declaration or otherwise;

(3)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

(4)	certain events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security (except as part of any remarketing of the debt securities of any series or any interest rate reset with respect to the debt securities of any series, in each case in accordance with the terms of the debt securities of such series);

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series (and if such additional events of default are to be for less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to conform to the description of debt securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of debt securities of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the indenture or such debt security;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•	to add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities, to hold moneys for payment in trust and certain of our obligations to the trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets” and certain other covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (4) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the trustee, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests. Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream. If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of $2,000,000, divided into 1,000,000,000 common shares, $0.002 par value per share (“common shares”), and no preferred shares are currently issued.

Pursuant to our bye-laws (“Bye-laws”), our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

As of June 11, 2018, we had 501,384,485 common shares issued and outstanding.

In the event of our liquidation, dissolution or winding up, holders of common shares would be entitled to receive all of our assets, pro rata, after payment in full of all our debts and liabilities, and any liquidation payment that we may be required to pay to our preferred shareholders on the date of liquidation.

The common shares do not have preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions. The outstanding common shares are, and the common shares offered hereby, when issued and upon our receipt of the full purchase price therefore, will be, fully paid and nonassessable.

Preferred Shares

Our board of directors is authorized to issue preferred shares in one or more series. Our board of directors may, without any further approval of our shareholders:

•	determine or alter the rights, preferences, privileges and restrictions of the preferred shares, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, and liquidation preferences; and

•	fix the number of shares and designation of any series of preferred shares.

Although our board of directors presently does not intend to do so, it could issue preferred with voting and conversion rights which could adversely affect the voting power and other rights of the holders of common shares, including the loss of voting control to others, without obtaining further approval of our shareholders. The issuance of preferred shares could delay or prevent a change in control of this company, without further action by our shareholders.

Bermuda Law

We were incorporated as an exempted Bermuda company under The Companies Act, 1981 of Bermuda (“Companies Act”). This means that we are exempted from the provisions of Bermuda law which currently stipulate that at least 60% of our equity must be beneficially owned by Bermudians.

The rights of our shareholders, including those persons who will become our shareholders in connection with this offering, are governed by Bermuda law, our Memorandum of Association and Bye-laws. The following is a summary of certain provisions of Bermuda law and our organizational documents.

Because this summary does not contain all of the information set forth in the Bermuda law provisions or our organizational documents, we encourage you to read those documents.

Dividends. Bermuda law authorizes a company to declare or pay a dividend or make a distribution out of contributed surplus, unless there are reasonable grounds for believing that,

•	the company would not be able to pay its debts as they become due; or

•	the realizable value of the company’s assets would thereby be less than its liabilities.

Our Bye-laws provide our board of directors may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests, such dividend may be paid in cash or wholly or partly in specie.

Voting Rights. Unless otherwise provided by the Companies Act or a company’s bye-laws, under Bermuda law, questions brought before a general meeting of shareholders are decided by a simple majority vote of shareholders present at the meeting. Each shareholder has one vote, regardless of the number of shares held, unless a poll is requested. If a poll is requested, each shareholder present in person or by proxy has one vote for each share held. A poll may be requested by:

•	the chairman of the meeting;

•	at least three shareholders present in person or by proxy;

•	any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the shareholders having the right to vote; or

•	any shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at the meeting, and the total paid up on those shares has been paid up equal to at least one-tenth of the total sum paid up on all shares conferring the right vote at the meeting.

Our Bye-laws provide that, subject to the provisions of the Companies Act, any questions sent to a shareholder vote will be decided by the affirmative votes of a majority of the votes cast. In case of an equality of votes, the resolution shall fail. No shareholder shall (unless otherwise entitled under the Companies Act) be entitled to vote at any general meeting unless such shareholder has paid all the calls on all shares held by such shareholder.

Rights in Litigation. Under Bermuda law, in the event of liquidation, dissolution or winding up of a company, the proceeds of such liquidation, dissolution or winding up are distributed pro rata among the holders of common shares, after satisfaction in full of all claims of creditors and subject to the preferential rights accorded to any series of preferred stock.

Repurchase of Shares. At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Meetings of Shareholders. Under Bermuda law, a company is required to convene at least one general shareholders’ meeting per calendar year unless waived by the shareholders. Bermuda law provides that a special general meeting must be called by our board of directors and must be called upon the request of shareholders holding not less than 10% of such of the paid-up capital of the company having the right to vote.

Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission of notice to any person does not invalidate the proceedings at such meeting. Our Bye-laws require at least five days’ notice be given to each shareholder of the annual general meeting and of any special general meeting.

Under Bermuda law, the number of shareholders constituting a quorum at any general meeting of shareholders is determined by the bye-laws of the company. Our Bye-laws provide that two persons present in person and representing in person or by proxy at least 50% of the total issued voting shares throughout the meeting constitutes a quorum.

Shareholder Written Resolutions. Subject to certain exceptions in our Bye-laws and provisions of the Companies Act, anything which may be done by resolution of us in general meeting may without a meeting and without any previous notice being required, be done by resolution in writing signed by all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

Such exceptions in our Bye-laws include resolutions passed for the purpose of (a) appointing and removing its auditors before the expiration of its term of office; or (b) removing a director before the expiration of his term of office.

Access to Books and Records and Dissemination of Information. Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include:

•	our Memorandum of Association (including its objects and powers); and

•	any amendment of our Memorandum of Association.

In addition, our shareholders have the right to inspect:

•	our Bye-laws;

•	our minutes of general meetings; and

•	our audited financial statements, which must be presented at the annual general meeting.

Our register of shareholders is also open to inspection by our shareholders and to members of the general public without charge.

We are required to maintain our share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection for not less than two hours each day by members of the public without charge. However, Bermuda law does not provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election or Removal of Directors. Under Bermuda law and our Bye-laws, directors are elected at the annual general meeting for a term of one year or until their successors are elected or appointed, unless they resign or are earlier removed. Pursuant to our Bye-laws, our board of directors shall consist of not less than two directors or such number in excess thereof as our board of directors may from time to time determine.

Under Bermuda law, unless otherwise provided in a company’s bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days’ notice of the meeting. The director has a right to be heard at such meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at such meeting by the election of another director in his or her place or, in the absence of any such election, by our board of directors.

Amendment of Memorandum of Association and Bye-laws. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders after due notice has been given. An amendment to the memorandum of association, other than an amendment which alters or reduces a company’s share capital, also requires the approval of the Registrar of Companies, who may grant or withhold approval at his or her discretion. The directors may amend the bye-laws, but the amendment must be approved by the shareholders at a general meeting and approved by the affirmative votes of a majority of the votes cast in accordance with the provisions of the bye-laws and in case of an equality of votes the resolutions shall fail.

Under Bermuda law, the holders of a total of at least 20% in par value of any class of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda courts. An application for annulment of any amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for that purpose. No such application may be made by persons voting in favor of the amendment.

Appraisal Rights and Shareholder Suits. Under Bermuda law, in the event of a merger or amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares may apply to the Bermuda courts to appraise the fair value of his or her shares. The merger or amalgamation of a company with another company requires the approval of the merger or amalgamation agreement by our board of directors and by the shareholders, and of the holders of each class of such shares.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged:

•	to be beyond the corporate power of the company;

•	to be illegal; or

•	to violate the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance where an act requires the approval of a greater percentage of the company’s shareholders than those who actually approve it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some of the shareholders, one or more shareholders may apply to the Bermuda courts for an order to regulate the company’s conduct of affairs in the future or order the purchase of the shares by any shareholder, by other shareholders or by the company.

Board Actions. Under Bermuda law, the directors of a Bermuda company owe their fiduciary duties to the company, rather than to individual shareholders. Our Bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

Our Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our Bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our Bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our Bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our Bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans. Pursuant to our Bye-laws, provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is may be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting.

Discontinuance/Continuation. Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our Bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction.

Foreign Exchange Controls. We have been designated as a “non-resident” of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972 and regulations made under it and there is no restriction or requirement of Bermuda binding on us which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars).

Transfer of Common Shares to Non-Residents of Bermuda. The Bermuda Monetary Authority has given its general permission for the issue and free transferability of securities of Bermuda companies, which would include the common shares that are the subject of this offering, to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes NASDAQ. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares and/or debt securities in one or more series. We may issue warrants independently or together with the other offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of a combination of any two or more of the securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The applicable prospectus supplement will describe the following terms, where applicable, of the units in respect of which this prospectus is being delivered:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may be involved in any at the market offering of the securities by us or on our behalf.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We will name any agent involved in a sale of the securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S. and New York law will be passed upon for us by Hogan Lovells US LLP, New York, New York. Certain legal matters as to Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from Marvell Technology Group Ltd.’s Annual Report on Form 10-K, and the effectiveness of Marvell Technology Group Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Cavium, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Marvell Technology Group Ltd.’s Current Report on Form 8-K dated June 13, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Marvell Technology Group Ltd.

$             % Senior Notes due 20

$             % Senior Notes due 20

Prospectus Supplement

                , 2018

Joint Book-Running Managers

Goldman Sachs & Co. LLC		BofA Merrill Lynch
Barclays	HSBC	MUFG	Wells Fargo Securities